UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 20, 2018

LendingTree, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-34063	26-2414818
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

11115 Rushmore Drive, Charlotte, NC	28277
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (704) 541-5351

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On December 20, 2018, LendingTree, LLC (“Buyer”), a wholly-owned subsidiary of LendingTree, Inc. (the “Company”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Value Holding Inc., a Delaware corporation (“Value Holding”), all of the shareholders of Value Holding (collectively, the “Sellers”), and Jonathan Wu as the Sellers’ Representative. ValuePenguin Inc., a wholly-owned subsidiary of Value Holding, is a personal finance website that offers consumers objective analysis on a variety of financial topics from insurance to credit cards.

Subject to the terms and conditions of the Stock Purchase Agreement, at the closing of the transaction, the Buyer will pay $105 million of cash consideration to the Sellers, subject to adjustments for working capital, indebtedness and transaction expenses, to acquire all of the equity interests of Value Holding. A portion of such cash consideration will be deposited into escrow to secure the Sellers’ obligations under the Stock Purchase Agreement.

The closing of the transaction is subject to customary closing conditions. The closing of the transaction is expected to occur in the first quarter of 2019.

The description of the Stock Purchase Agreement contained herein is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is included as Exhibit 2.1 to this report.

The Company issued a press release announcing the Stock Purchase Agreement on December 21, 2018, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

2.1
Stock Purchase Agreement dated as of December 20, 2018 by and among LendingTree, LLC, Value Holding Inc., all of the shareholders of Value Holding Inc., and Jonathan Wu as the Sellers’ Representative.*

99.1	Press release issued on December 21, 2018.

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2018

LENDINGTREE, INC.

	By:	/s/ J.D. Moriarty
J.D. Moriarty
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1
Stock Purchase Agreement dated as of December 20, 2018 by and among LendingTree, LLC, Value Holding Inc., all of the shareholders of Value Holding Inc., and Jonathan Wu as the Sellers’ Representative.*

99.1	Press release issued on December 21, 2018.

* The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.